Exhibit 10.1

Amendment No. 2 to UNIT purchase agreement

THIS AMENDMENT NO. 2 TO UNIT PURCHASE AGREEMENT (this “Amendment”), dated as of June 30, 2023, is by and between MM OS Holdings, L.P., a Delaware limited partnership (“Investor”), Morgenesis LLC, a Delaware limited liability company (the “Company”) and Orgenesis Inc., a Nevada corporation (“Orgenesis Parent”) (each of the foregoing persons, a “Party” and, collectively, the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Unit Purchase Agreement, dated as of November 4, 2022 (as amended, the “Agreement”);

WHEREAS, this Amendment is being executed and delivered pursuant to Section 9.9 of the Agreement, which provides that the Agreement may be amended only if such amendment is in writing and signed by Investor and Orgenesis Parent; and

WHEREAS, the Parties desire to amend certain terms of the Agreement, pursuant to, and in accordance with, Section 9.9 of the Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1. Amendment to Section 1.4(a) of the Agreement. The following sentence is hereby added after the first sentence of Section 1.4(a) of the Agreement:

“On or about June 30, 2023, the Investor shall make an investment in the Company equal to $1,000,000 in cash, in exchange for 100,000 additional Class A Preferred Units, which proceeds shall be used by the Company to support the continued expansion of the Business.”

Section 2. Upon receipt of the investment provided in Section 1.4(a) above, Schedule A of the UPA shall be replaced with Schedule A attached hereto.

Section 3. Effect of Amendment. From and after the date hereof, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Agreement (or any schedule thereof) shall be deemed a reference to the Agreement (and such schedule) as amended by this Amendment. Except as and to the extent expressly modified by this Amendment, the Agreement is not otherwise being amended, modified or supplemented and shall remain in full force and effect in accordance with its terms.

Section 4. General Provisions. The provisions of Sections 9.4-9.13 and 9.16-9.18 of the Agreement shall apply mutatis mutandis to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

INVESTOR:

MM OS Holdings, L.P.

By:	/s/ Howard Hoffen
Name:	Howard Hoffen
Title:	Authorized Signatory

COMPANY:

MORGENESIS LLC

By:	/s/ Vered Caplan
Name:	Vered Caplan
Title:	Chief Executive Officer

ORGENESIS PARENT:

ORGENESIS INC.

By:	/s/ Vered Caplan
Name:	Vered Caplan
Title:	Chief Executive Officer

Schedule A – Capital Contribiton

[Signature Page to Amendment No. 2 to Unit Purchase Agreement]

Schedule A